UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2019

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, Texas	79701

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Item 5.07      Submission of Matters to a Vote of Security Holders.

Ring Energy, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) in Midland, Texas, on December 17, 2019. As of the record date of November 8, 2019, the Company had 67,811,611 shares of common stock outstanding. A total of 55,541,481 shares (81.91%) were present at the 2019 Annual Meeting by proxy or in person.

The following matters, detailed descriptions of which are contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 13, 2019 (the “2019 Proxy Statement”), were voted on at the 2019 Annual Meeting:

(1)	Election of seven directors to serve on the Company’s Board of Directors until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	Advisory vote to approve the compensation of the Company’s named executive officers;

(3)	Ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(4)	Approval of an amendment to the Ring Energy, Inc. Long Term Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares.

The Company’s stockholders approved proposals (1), (2), and (3) listed above. The Company’s stockholders did not approve proposal (4). The following tables provide the results of each voting proposal:

Proposal 1 – Election of Directors.

The Company’s stockholders voted to elect Kelly Hoffman, David A. Fowler, Lloyd T. Rochford, Stanley M. McCabe, Anthony B. Petrelli, Clayton E. Woodrum, and Regina Roesener to serve as directors on the Company’s board of directors. The votes for each were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Kelly Hoffman	29,700,729	7,279,105	18,561,647
David A. Fowler	35,294,035	1,685,799	18,561,647
Lloyd T. Rochford	28,748,793	8,231,041	18,561,647
Stanley M. McCabe	29,842,164	7,137,670	18,561,647
Anthony B. Petrelli	29,985,388	6,994,446	18,561,647
Clayton E. Woodrum	30,530,113	6,449,721	18,561,647
Regina Roesener	30,905,931	6,073,903	18,561,647

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation.

The Company’s stockholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the 2019 Proxy Statement. The results of the vote on the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,536,343	8,002,670	2,440,821	18,561,647

Proposal 3 – Ratification of the Appointment of Eide Bailly LLP as the Company’s Auditors for the Fiscal Year Ending December 31, 2019.

The Company’s stockholders ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The results of the vote on the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,188,329	5,864,477	488,675	--

Proposal 4 – Amendment of the Ring Energy, Inc. Long Term Incentive Plan to Increase the Number of Shares Authorized for Issuance by 2,500,000 Shares.

The Company’s stockholders did not approve an amendment to the Ring Energy, Inc. Long Term Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares. To be approved, the amendment required the vote of a majority of shares of common stock outstanding. The proposal received less than a majority vote of shares of common stock outstanding. The results of the vote on the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,649,434	8,163,824	2,166,576	18,561,647

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: December 23, 2019	By:	/s/ William R. Broaddrick
William R. Broaddrick Chief Financial Officer